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                                                                   Exhibit 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated July 28, 1997, on our audits of the consolidated financial statements and the consolidated financial statement schedule of Carpenter Technology Corporation and subsidiaries as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, which reports are included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997. We also consent to the reference to our Firm under the caption "Experts".

                                                    /s/ Coopers & Lybrand L.L.P.
                                                        ------------------------
                                                        Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
January 19, 1998